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                                                                   EXHIBIT 10.42


                               AMENDMENT OF LEASE

         THIS AMENDMENT OF LEASE ("Amendment"), made as of this 30th day of June, 1994, by and between Combined Properties Limited Partnership, successor-in-interest to Bradlick, Inc. (hereinafter "Landlord") and Super Trak Corporation, successor-in-interest to Trak Auto Corporation (hereinafter "Tenant").

         WHEREAS, by indenture of Lease dated May 26, 1981 (hereinafter referred to as "Lease"), Landlord leased to Tenant certain premises therein more particularly described located in Store No. 9 in the Bradlick Shopping Center, Annandale, Virginia ("Premises"), upon terms and conditions, covenants and agreements contained therein; and

         WHEREAS, Tenant desires to expand its business operation into adjacent premises, known as Store Nos. 8B and 10 which contain an aggregate total or approximately 3,500 square feet; and

         WHEREAS, Landlord is willing to Lease said adjacent premises to Tenant; and

         WHEREAS, the parties desire to amend the lease as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound, hereby agree that the lease is hereby amended, effective as of the date hereof, as follows:

         FIRST: Landlord and Tenant hereby acknowledge and confirm that Tenant is already in occupancy (as of the date hereof) of the premises described on Exhibit "A" of the Lease as Store No. 9 (containing approximately 6,500 square feet and hereinafter referred to in this Amendment as the "Original Premises").

         SECOND: For the purpose of this amendment and the Lease, the parties have further agreed that from and after the date Landlord delivers possession of the Expansion Premises (hereinafter defined) to Tenant, the Demised Premises shall be deemed to refer to the Original Premises and the adjacent premises known as Store Nos. 8B and 10 (containing an aggregate total of approximately 3,500 square feet and hereinafter referred to in this Amendment as the "Expansion Premises").

         THIRD: The parties, having agreed to increase the size of the Demised Premises from approximately 6,500 square feet to approximately 10,000 square feet with dimensions of 100' by 100', hereby agree that for the purposes of the Lease and all provisions thereof, including but not limited to, those provisions related to computation of Tenant's Minimum Guaranteed Rent, Tenant's minimum contribution and pro-rata share of shopping center's common areas operating cost, Tenant's contribution toward real estate taxes and Tenant's share of the cost of the promotional program (if and when the same has been established), the square footage contained within the Demised Premises shall be 10,000 square feet as of the Effective Date set forth in Paragraph Seventh hereinbelow.

         FOURTH: It is agreed that the Demised Premises shall be located in the area cross-hatched in "red" on Exhibit "A-1" hereto and the parties hereto covenant and agree that all provisions of the Lease which refer to the Demised Premises shall be deemed to refer to the area cross-hatched in "red" on Exhibit
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"A-1" hereto and that Exhibit "A" of the Lease shall be and is hereby deleted in its entirety and shall be substituted with Exhibit "A-1" attached hereto and by this reference mad a part hereof and all references in the Lease to Exhibit 'A: shall be deemed to refer to Exhibit "A-1" attached hereto and all references in the Lease to Demised Premises" or "Premises" shall be deemed to refer to the Original Premises and the Expansion Premises.

         FIFTH: Tenant agrees to accept both the Original Premises and the Expansion Premises on an "as is" basis and that any and all repairs, improvements, installations or additions necessary or required for Tenant to open for business and conduct its business from the premises (consisting of the Original Premises and the Expansion Premises in a unified store operation) shall be at the sole cost and expense of Tenant.

         SIXTH: Tenant agrees, that as soon as possible after full execution of this Amendment, Tenant, on behalf of Landlord at Tenant's expense, shall proceed to cause building plans and specifications to be made, including but not limited to, where and to the extent Tenant deems appropriate, reworking electrical and plumbing outlets, repairing and repainting the interior walls, modifying the present entrances, modifying the interior lighting, modifying the show windows and storefront, modifying any existing ceiling to Tenant's standard specifications, and providing for heating, cooling and ventilation to Tenant's standard requirements and Tenant hereby further agrees to make application for all necessary permits within sixty (60) days from the date hereof. After completion of said building plans and specifications and the obtaining of the necessary contractors' bids, Tenant, on behalf of Landlord at Tenant's expense, shall supervise and prosecute to completion, in conformance with said building plans and specifications, said building, remodeling and modernization work.

         Tenant further agrees, as part of Tenant Improvements, to demolish the existing demising wall separating the Original Premises from the Expansion Premises and to perform such necessary work required to reconfigure the acoustical lay-in ceiling and recessed fluorescent lighting fixtures into one unified ceiling and lighting scheme. In addition, Tenant shall design and construct a new unified storefront with one (1) set of double entrance doors for the Premises. Tenant shall also consolidate the electrical service in the Original Premises and the Expansion Premises. Tenant shall also consolidate the electrical service in the Original Premises and the Expansion Premises and install floor covering in the Original Premises and the Expansion Premises. Tenant understands that it shall also be required to install (a) all interior partitions and curtain walls within the Premises; (b) all electrical work involved in actually hooking up fixtures; (c) internal communication system and alarm systems; (d) store fixtures and furnishings; (e) show window display and platforms and window backs; (f) all interior finish in show windows; (g) Tenant's signs, both interior and exterior; and (h) all finish painting and floor coverings.

         All of Tenant's Improvements described in this Paragraph Sixth shall be of good quality materials, installed in a professional workmanlike condition and shall be comparable to and consistent with the latest Super Trak retail store prototype.

         SEVENTH: Effective as of the earlier to occur of (i) the one hundred twenty-first (121st) day following the date Landlord delivers possession of the Expansion Premises to Tenant or (ii) the date Tenant opens for business in the Expansion Premises (the "Effective Date") the following provisions shall be in full force and effect:
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         1.      The first and second paragraphs of Section 3 of the Lease
shall be deleted in their entirety and replaced by the following:

                 The term of this Lease shall, except as hereinafter provided, end at midnight on the last day of the one hundred twentieth (120th) full calendar month following the date Landlord delivers possession of the Expansion Premises to Tenant unless that date falls within the months of October, November or December, in which event the term shall end on the next succeeding January 31st.

         2. Section 6 of the Lease shall be deleted in its entirety and replaced by the following:

                 6.       MINIMUM GUARANTEED RENT

                 It is agreed that commencing on the Effective Date and continuing through the last day of the thirty sixth (36th) full calendar month following the Effective Date, Tenant shall pay Landlord an annual Minimum Guaranteed Rent of ONE HUNDRED TWENTY THOUSAND AND 00/100 DOLLARS ($120,000.00), payable in monthly installments of TEN THOUSAND AND 00/100 DOLLARS ($10,000.00), payable in advance on or before the first day of each full calendar month.

                 Commencing as of the first (1st) day of the calendar month following the expiration of thirty-six (36) full calendar months after the Effective Date and thereafter as of each third (3rd) anniversary of said day throughout the lease term and option term(s), if any (said day and each third (3rd) anniversary thereof being a "date of adjustment"), the Minimum Guaranteed Rent shall be increased by ten percent (10%) of the Minimum Guaranteed Rent payable in the immediately preceding twelve (12) month period.

         3. Tenant's minimum contribution toward the shopping center's common areas operating cost set forth in Section 7 of the Lease shall be the sum of TWELVE THOUSAND TWO HUNDRED AND 00/100 DOLLARS ($12,2000.00) each lease year, payable in equal monthly installments of ONE THOUSAND SIXTEEN AND 67/100 DOLLARS ($1,016.67). Tenant's minimum contribution toward shopping center's common areas operating cost shall continue to be subject to adjustment as set forth in Section 7(c) of the Lease and Tenant shall continue to be responsible for paying Tenant's proportionate share of excess costs or increases above Tenant's minimum contribution in accordance with Section 7(c) of the Lease.

         4. Tenant's contribution toward real estate taxes on the Demised Premises set forth in Section 8 of the Lease shall be the sum of EIGHT THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($8,500.00) each lease year, payable in equal monthly installments of SEVEN HUNDRED EIGHT AND 33/100 DOLLARS ($708.33). Tenant's contribution toward real estate taxes on the Demised Premises shall be subject to further adjustment in accordance with Section 8 of the Lease.

         5. Section 9 of the Lease shall be deleted in its entirety and replaced by the following:

                 9.       PERCENTAGE RENT

                 In addition to the payments called for herein, the Tenant further agrees that with respect to each calendar year during the term hereof, Tenant shall pay to Landlord, as percentage rent, a sum equal to the amount by which tree percent (3%) of all gross sales (as
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                 hereinafter defined) made during such calendar year exceeds the Minimum Guaranteed Rent for such calendar year. In the event Section 30 is amended and/or Section 44 or Section
                 51 is invoked, Landlord expressly reserves the right to change the percentage rent hereinabove set forth, which right must be exercised if at all, when Landlord gives its consent to assign or sublease.

6.       The following provision shall be added to the Lease as a new Section
60.

                 60.      OPTIONS

                 The Tenant shall have the option to renew this Lease for one
                 (1) additional five (5) year period under the same terms and conditions called for herein except that during the option term Tenant shall pay to Landlord annual Minimum Guaranteed Rent in accordance with Section 6 hereof, as amended.

                 Said option to be exercised at least six (6) months prior to the expiration of the original term by written notice sent certified or registered mail to Landlord provided, however, that in the event that Tenant fails to give such notice of extension, Tenant shall not be deemed to have waived the right to that extension or any extension thereafter until Landlord gives Tenant written notice of Tenant's failure to exercise such right of extension and affords Tenant a period of ten
                 (10) days after receipt of such notice to exercise that right of extension by giving Landlord written notice thereof. It is expressly understood and agreed by the parties hereto that in the event the Lease is assigned to any entity unaffiliated with Dart Group Corp., then Tenant shall be deemed to have waived its rights to an extension of the lease term if Tenant fails to timely notify Landlord of its option exercise at least six (6) months prior to the expiration of the original term notwithstanding Landlord's failure to notify Tenant of Tenant's failure to timely exercise an extension right; it being understood that Landlord shall only be required to notify Tenant of Tenant's failure to do so if Tenant remains an affiliate of Dart Group Corp.

         EIGHTH: The parties acknowledge and agree that in the event the Effective Date occurs on a day other than the first calendar day of a month, Tenant's Minimum Guaranteed Rent, Tenant's minimum contribution and pro-rata share of shopping center's common area operating costs and Tenant contribution toward real estate taxes shall be subject to appropriate proration.

         NINTH: Landlord agrees that in consideration of the Tenant's agreeing to accept the Premises (Original Premises and Expansion Premises) in an "as is" condition and Tenant's agreeing to perform all Tenant Improvements required under Paragraph Sixth of this Amendment and provided Tenant (a) has completed said Tenant improvements in accordance with the terms of Paragraph Sixth of this Amendment; (b) has provided Landlord with reasonably appropriate affidavits, lien waivers and the like showing that liens and encumbrances effected by Tenant's Improvements have been released; (c) has obtained a certificate of occupancy or non-residential use permit for the Premises (Original Premises and Expansion Premises) and furnished a copy of the same to Landlord; (d) has opened its store for business from the Premises (both the Original Premises and the Expansion Premises as one unified operation) in accordance with the terms of this Amendment; and (e) has performed all of its obligations under the provisions of any applicable cure period, then Landlord shall provide Super Trak Corporation with a credit in the amount of FORTY-TWO THOUSAND AND 00/100 DOLLARS

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($42,000.00), said amount to be credited to the rental account of Super
Trak Corporation for the Premises by amortizing the same, dollar for dollar, only out of those payments of Minimum Guaranteed Rent becoming due from Tenant under the terms of the Lease after the date Tenant has satisfied the conditions set forth in (a) through (e) of this Paragraph Ninth.

         TENTH: Tenant understands and agrees that the Expansion Premises is presently occupied by existing tenants. Accordingly, immediately following full execution of this Amendment of Lease by the parties hereto, Landlord agrees to use best efforts to negotiate or obtain a termination of the existing tenants' rights to occupy the Expansion Premises as soon as possible. After said existing tenants' rights to occupy the Expansion Premises have been terminated, Landlord shall make the same available to the Tenant as called for herein. In the event Landlord is unable to obtain possession of the Expansion Premises within twenty-four (24) months from the date of execution of this Amendment of Lease null and void upon written notice to the other without any liability whatsoever and thereafter this Amendment of Lease shall have no further force and effect.

         ELEVENTH: Except as modified by this Amendment of Lease, the Lease shall continue in full force and effect in accordance with the terms thereof.

         TWELFTH: All the rights and obligations of the parties under this Amendment of Lease shall bind and inure to the benefit of their respective heirs, personal representatives, successors and assigns.

         THIRTEENTH: The parties hereto agree that this Amendment of Lease shall supersede that certain Amendment of Lease dated June 1, 1993 by and between Landlord and Tenant, and as of the date hereof said Amendment of Lease dated June 1, 1993 shall be of no further force and effect.

         FOURTEENTH: The parties hereto hereby acknowledge and agree that Dart Group Corporation ("Dart Group") is the successor- in-interest to Dart Drug Corporation, guarantor of the Lease Agreement by and between the parties dated May 26, 1981. Notwithstanding anything to the contrary set forth hereinabove, Landlord, Tenant, Dart Group and Trak Auto Corporation ("Trak Auto") hereby agree that the liability of Dart Group under the Lease shall be limited to the rental and other amounts set forth in the unamended Lease provided, however, that Trak Auto guarantees the performance of Tenant and the payment of all rent and charges under the Lease, as amended, in excess of the liabilities guaranteed by Dart Group.
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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on the date first above written.

                                        LANDLORD:

                                        COMBINED PROPERTIES
                                        LIMITED PARTNERSHIP



                                        BY: /s/ Ronald S. Haft
                                        ----------------------------
                                        Ronald S. Haft
                                        General Partner


                                        TENANT:

                                        SUPER TRAK CORPORATION


                                        BY: /s/ K. Keith Green
                                        ----------------------------
                                        R. Keith Green


                                        ITS:   President
                                            ------------------------

                                        GUARANTOR:

                                        DART GROUP CORPORATION



                                        BY: /s/ Dennis N. Weiss
                                           -------------------------

                                        ITS: Executive Vice President
                                            -------------------------

                                        ATTEST:

                                        ADDITIONAL GUARANTOR:

                                        TRAK AUTO CORPORATION



                                        BY: /s/ R. Keith Green
                                            -------------------------


                                        ITS: President
                                            -------------------------